THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.  THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL February 21, 2011.

Issue Date:  October 21, 2010

COMMON STOCK PURCHASE WARRANT

To Purchase Shares of $0.001 Par Value Common Stock (“Common Stock”) of

VUZIX CORPORATION

THIS CERTIFIES that, for value received, Kopin Corporation, of Taunton, MA, USA, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to 8:00 p.m. New York City Time until the earlier of (i) the later of (a) the Maturity Date and (b) such time as all payments of outstanding principal and interest have been made to Lender (as such term is defined in the Promissory Note pursuant to a Revolving Line of Trade Credit Agreement, dated May 21, 2010); (ii) May 21, 2015 (the “Termination Date”); or (iii) five (5) business days after the date when no Advances are outstanding and either the Lender has declined any further Advances pursuant to Section 2(d) of the Revolving Line of Credit Agreement or the obligation of Lender to make any further Advances has terminated or expired. but not thereafter, to subscribe for and purchase from VUZIX CORPORATION, a Delaware corporation (the “Company”), up to 555,555 shares of Common Stock (the “Warrant Shares”) of the Company at an Exercise Price per share equal to Cdn$0.12 ( Canadian dollars) per share (as adjusted from time to time pursuant to the terms hereof any time, the “Exercise Price”).  This Warrant is being issued in connection with an Amendment to a Revolving Line of Trade Credit Agreement dated May 21, 2010 entered into between the Company and the Kopin Corporation increasing the credit line of Credit available to the Company under a Revolving Line of Credit Agreement between the parties from $250,000 to $500,000.

1.
Title of Warrant.  This Warrant and the rights hereunder may not be transferred by the Holder, without the prior written consent of the Company.  In the event the Company shall consent to such a transfer, then the Holder shall surrender this Warrant in person or by duly authorized attorney at the office of the Company, together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.  The Company may withhold its consent for any reason or for no reason.  The term “Holder” shall refer to Kopin Corporation or any subsequent transferee of this Warrant.

2.
Authorization of Shares.  The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.	Exercise of Warrant.

(a)
The Holder may exercise this Warrant, in whole or in part, at any time and from time to time on or prior to the Termination Date, by delivering to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Notice of Exercise in the form annexed hereto specifying the number of Warrant Shares with respect to which this Warrant is being exercised, together with payment to the Company of the Exercise Price therefor.

In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, at its expense, shall within ten (10) calendar days issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

The Company shall use its best efforts to deliver the certificates for shares of Common Stock purchased hereunder to the Holder hereof within ten (10) calendar days after the date on which this Warrant shall have been exercised as aforesaid.  The Holder may withdraw its Notice of Exercise at any time if the Company fails to deliver within ten (10) calendar days the relevant certificates to the Holder as provided in this Agreement.

(b)
Change in Control Transaction.  If at any time there occurs any Change in Control Transaction, then the Holder shall be deemed to have exercised the entirety of this Warrant immediately prior to the effectiveness of such Change in Control Transaction becoming effective or immediately prior to the applicable record date thereof, if earlier (notwithstanding any restrictions imposed upon the ability of the Holder to do so), and the Holder shall be entitled to receive upon or after such change in control becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities of the Company, the number of shares or other securities of any other entity and/or any other property which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised immediately prior to such Change in Control Transaction becoming effective or immediately prior to the applicable record date thereof, if earlier.  “Change in Control Transaction” shall mean the occurrence of (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation) (excluding a consolidation or merger in connection with a corporate reorganization in which the ultimate beneficial owners of the Company before and after such transaction are the same), or (y) any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation or similar transaction, or (z) the liquidation or distribution to shareholders of the Company of all or substantially all of its assets.

4.
No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to nearest whole number of shares or pay the cash value of that fractional share calculated on the basis of the Fair Market Value.  “Fair Market Value” shall equal the average closing price of the Common Stock on the principal market or exchange on which it is quoted or admitted or listed for trading for the 5 trading days preceding the date of determination or, if the Common Stock is not quoted, listed or admitted for trading on any market or exchange, and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company’s Board of Directors .

5.
Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant Certificate to the Holder in connection with the Holder’s surrender of a Warrant Certificate upon the exercise of all or less than all of the Warrants evidenced thereby.

6.	Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

7.
No Rights as Shareholder until Exercise.  Subject to Section 12 of this Warrant and the provisions of any other written agreement between the Company and the Holder, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.  However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

8.
Assignment and Transfer of Warrant.  If permitted by the Company, in its sole discretion, this Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company or its transfer agent as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Warrant may not in any event be resold or otherwise transferred.

9.
Loss, Theft, Destruction or Mutilation of Warrant; Exchange.  The Company represents warrants and covenants that (a) upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate; provided, that the Company may make a reasonable charge therefor.  This Warrant is exchangeable at any time for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same, or in such denominations as may be requested by the Holder following determination of the Exercise Price.  The Company may impose a reasonable service charge for such registration or transfer, exchange or reissuance.

10
Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11
Specific Enforcement.  The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

12
Adjustments of Exercise Price and Number of Warrant Shares.  The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 12. The number of securities stated on Page 1 of this Warrant represents all prior adjustments up and to December 31, 2008.

(a)
Subdivisions, Combinations, Stock Dividends and other Issuances.   If the Company shall, at any time while this Warrant is outstanding, (A) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 12(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 12(a), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

(b)
Reclassification, etc.  If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

(c)
Exercise Price Adjustment.  In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Exercise Price shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.  Similarly, in the event of any adjustment in the Exercise Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

13.
Notice of Adjustment; Notice of Events.  (i) Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the Holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth the computation of such adjustment and a brief statement of the facts requiring such adjustment.  (ii) If: (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall cause to be mailed to each Warrant holder at their last addresses as they shall appear upon the Warrant register of the Company, at least 20 (same time as in the preferred stock document) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up.

14.
Authorized Shares.  The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any and all purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law, regulation, or rule of any applicable market or exchange.

15.
Compliance with Securities Laws.  (a) The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws and other regulators.  Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legends:

(i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(ii) WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL FEBRUARY 21, 2011.

(iii) Along with any other legends regarding resale restrictions required by regulatory authorities that the Company and its Warrant Shares are subject to.

(b)
Without limiting the Consultant’s right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Consultant of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Consultant’s own account and not as a nominee for any other party, and that the Consultant will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

16.	Miscellaneous.

(a)
Issue Date; Choice of Law; Venue; Jurisdiction.  The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law.  Each of the parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of Monroe in the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens or venue, to the bringing of any such proceeding in such jurisdiction.  Each party hereby agrees that if the other party to this Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment.  Each party to this Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address in accordance with Section 16(c).  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

(b)
Modification and Waiver.  This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.  Any amendment effected in accordance with this paragraph shall be binding upon the Consultant, each future Holder of this Warrant and the Company.  No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c)
Notices.  Any notice, request or other document required or permitted to be given or delivered to the Consultant or future Holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Consultant or each such Holder at its address as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement.  All notices under this Warrant shall be deemed to have been given when received.

A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice given in accordance with the provisions of this Section 17(c).

(d)
Severability.  Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)
No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

VUZIX CORPORATION

By:	/s/ Paul Travers
Name: Paul Travers
Title: President

NOTICE OF EXERCISE

To:         VUZIX CORPORATION

(1)           The undersigned hereby elects to exercise the attached Warrant for and to purchase thereunder, ______ shares of Common Stock, [and herewith makes payment therefor of $_______], resulting in ______ shares of Common Stock issuable hereunder].

(2)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below (please provide a Taxpayer ID if being registered in another name):

(Name)

(Address)

(US Tax ID #)

(3)           Please issue a new Warrant for the unexercised portion of the attached Warrant (________ remaining Warrants after this exercise) in the name of the undersigned or in such other name as is specified below):

(Name)

(Date)	(Signature)

(Address)
Dated:

Signature

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

                      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

________________________________________________________________

________________________________________	____________________
(Tax Payer ID)

Dated: ______________, ________

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.